UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2006
Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	333-114210 (Commission File Number)	20-0640002 (I.R.S. Employer Identification No.)

888 Seventh Avenue, New York, New York (Address of Principal Executive Offices)	10106 (Zip Code)
Registrant’s telephone number, including area code: (212) 246-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     Town Sports International Holdings, Inc. (“Holdco”) and Town Sports International, Inc., a wholly owned subsidiary of Holdco (the “Borrower”) entered into the Second Amendment and Consent (the “Second Amendment and Consent”), dated as of May 18, 2006 with the financial institutions party to the Credit Agreement (the “Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent (the “Administrative Agent”). The Second Amendment and Consent amends the Credit Agreement dated as of April 16, 2003, as amended among the Borrower, the Lenders and the Administrative Agent to, among other things, permit the Borrower to convert into, or merge with, a limited liability company form of organization, increase the amount of dividends that the Borrower may pay to Holdco from $250,000 to $1,000,000 during a fiscal year, and change the definition of “Change of Control” from and after the date Holdco consummates an initial public offering of its equity. The Second Amendment and Consent also provides for the Lenders consent to: (1) the use by Holdco of the net cash proceeds received by Holdco from an initial public offering of its equity to redeem its 11% Senior Discount Notes due 2014 in an aggregate amount not to exceed 35% of the original principal amount at maturity of such notes, and with the balance of such net cash proceeds not so used to be contributed as a common equity contribution to the Borrower; (2) the use by the Borrower of the cash proceeds received pursuant to clause (1) above and cash on hand to tender for a portion of its 9 5/8% Senior Notes due 2011; and (3) the amendments of, and the waivers with respect to, certain provisions of the Indenture governing the Borrower’s 9 5/8% Senior Notes due 2011. The Lenders also waived any Default or Event of Default that may have arisen solely under Section 9.06 of the Credit Agreement as a result of the Borrower entering into certain agreements with Mark Smith, the former Chairman of Holdco, in connection with Mr. Smith’s resignation.
     The foregoing summary of the Second Amendment and Consent is qualified in its entirety by reference to the Second Amendment and Consent filed as an Exhibit hereto.
ITEM 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Second Amendment and Consent, dated as of May 18, 2006, to the Credit Agreement by and among Town Sports International, Inc., Town Sports International Holdings, Inc., the financial institutions referred to therein and Deutsche Bank Trust Company Americas, as administrative agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)
Date: May 19, 2006	By:	/s/ RICHARD PYLE
Richard Pyle
Chief Financial Officer

EXHIBIT INDEX
10.1	Second Amendment and Consent, dated as of May 18, 2006, to the Credit Agreement by and among Town Sports International, Inc., Town Sports International Holdings, Inc., the financial institutions referred to therein and Deutsche Bank Trust Company Americas, as administrative agent.